Exhibit 99.1

Enova Announces First Quarter 2016 Results

- Total revenue increased 5.4% year over year to $174.7 million

- Installment loan and receivables purchase agreement revenue rose 31.9% year over year to $77.5 million

- Total 1Q16 combined originations rose 11.3% year over year to $446.8 million

- Near-prime installment loan portfolio balances increased 67% year over year to $211.9 million

CHICAGO, April 28, 2016 /PRNewswire/ -- Enova International (NYSE: ENVA), a technology and analytics driven online lender, today announced financial results for the quarter ended March 31, 2016.

"Our solid first quarter results were driven by strong origination growth and good loan performance across our portfolio. These results demonstrate the earnings power inherent in our business and our focus on executing on the market opportunity ahead of us," said Enova's CEO David Fisher. "In addition to our strong financial results, we achieved a number of important operational milestones in the quarter, including closing our first securitization and receiving full authorization for our UK businesses."

First Quarter 2016 Summary

  Total revenue of $174.7 million in the first quarter of 2016 increased 5.4% from $165.7 million in the first quarter of 2015, driven primarily by growth in near-prime installment products.
  Gross profit margin of 60.2% in the first quarter of 2016 declined from 76.7% in the first quarter of 2015, driven by stronger growth in the U.S. installment loan portfolio and a higher mix of new customers, which require higher loan loss provisions. The higher gross profit margin in the first quarter of 2015 was heavily influenced by regulatory changes in the United Kingdom and the resulting wind down of our line of credit portfolio in that market.
  Adjusted EBITDA of $37.8 million, a non-GAAP measure, compared to $61.1 million in the first quarter of 2015.
  Net income decreased to $9.9 million, or $0.30 per diluted share, in the first quarter of 2016 from $24.5 million, or $0.74 per diluted share in the first quarter of 2015.

"Continued growth in our small business and consumer near-prime installment loan and financing products led to a 47.1% year over year increase in our combined loan and finance receivable balance, ending the quarter at $523.0 million. Overall, installment loan and financing products have grown to represent the largest portion of our revenue mix, accounting for 44% of total revenue and 67% of our loan and finance receivable balance for the first quarter," said Robert Clifton, CFO of Enova.

Enova ended the first quarter of 2016 with cash and cash equivalents of $112.2 million. As of March 31, 2016, the company had debt outstanding of $594.4 million, which included $113.9 million outstanding under Enova's $175 million securitization facility. During the first quarter, Enova generated $98.6 million of cash flow from operations.

Outlook
For the second quarter of 2016, Enova expects total revenue of $155 million to $170 million and Adjusted EBITDA of $23 million to $33 million. For the full year 2016, Enova expects total revenue of $680 million to $730 million and Adjusted EBITDA of $125 million to $140 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call
Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time on April 28, 2016. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International Call. A replay of the conference call will be available until May 12, 2016, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10084807.

About Enova
Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided over four million customers around the globe access to more than $17 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, DollarsDirect®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, and stock-based compensation, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	March 31,		December 31,
	2016	2015	2015
Assets
Cash and cash equivalents	$112,211	$143,444	$42,066
Restricted cash and cash equivalents (includes restricted cash of consolidated VIEs of $11,122 as of March 31, 2016)	20,908	7,410	7,379
Loans and finance receivables, net (includes loans of consolidated VIEs of $150,427 and allowance of consolidated VIEs of $12,172 as of March 31, 2016)	428,202	279,055	434,633
Income taxes receivable	7,436	—	5,503
Other receivables and prepaid expenses	18,810	15,667	20,049
Property and equipment, net	45,740	40,257	48,055
Goodwill	267,012	255,856	267,008
Intangible assets, net	6,221	33	6,540
Other assets	8,636	8,173	9,304
Total assets	$915,176	$749,895	$840,537
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$74,278	$54,175	$72,141
Income taxes currently payable	—	8,445	—
Deferred tax liabilities, net	28,879	28,038	20,519
Long-term debt (includes long-term debt of consolidated VIEs of $113,913 as of March 31, 2016)	594,414	481,417	541,909
Total liabilities	697,571	572,075	634,569
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,196,625, 33,000,000 and 33,151,088 shares issued and 33,158,148, 33,000,000 and 33,121,594 outstanding as of March 31, 2016 and 2015 and December 31, 2015, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	11,892	2,006	9,924
Retained earnings	210,716	181,391	200,853
Accumulated other comprehensive loss	(4,758)	(5,577)	(4,622)
Treasury stock, at cost (38,477 and 29,494 shares as of March 31, 2016 and December 31, 2015, respectively)	(245)	—	(187)
Total stockholders' equity	217,605	177,820	205,968
Total liabilities and stockholders' equity	$915,176	$749,895	$840,537

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2016	2015
Revenue	$174,653	$165,676
Cost of Revenue	69,577	38,570
Gross Profit	105,076	127,106
Expenses
Marketing	21,181	24,156
Operations and technology	20,134	18,012
General and administrative	27,925	25,566
Depreciation and amortization	3,987	5,283
Total Expenses	73,227	73,017
Income from Operations	31,849	54,089
Interest expense, net	(15,915)	(13,305)
Foreign currency transaction gain (loss)	1,568	(944)
Income before Income Taxes	17,502	39,840
Provision for income taxes	7,639	15,310
Net Income	$9,863	$24,530
Earnings Per Share:
Earnings per common share:
Basic	$0.30	$0.74
Diluted	$0.30	$0.74
Weighted average common shares outstanding:
Basic	33,142	33,000
Diluted	33,187	33,008

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows provided by operating activities	$98,592	$87,865
Cash flows used in investing activities
Loans and finance receivables	(65,670)	(4,800)
Change in restricted cash	(13,717)	—
Property and equipment additions	(2,230)	(11,572)
Other investing activities	58	—
Total cash flows used in investing activities	(81,559)	(16,372)
Cash flows provided by financing activities	52,184	—
Effect of exchange rates on cash	928	(3,155)
Net increase in cash and cash equivalents	70,145	68,338
Cash and cash equivalents at beginning of year	42,066	75,106
Cash and cash equivalents at end of period	$112,211	$143,444

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES GEOGRAPHIC INFORMATION (dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three months ended March 31, 2016 and 2015.

	Three Months Ended March 31,
	2016	2015	$ Change	% Change
Domestic:
Revenue	$143,428	$119,053	$24,375	20.5%
Cost of revenue	60,456	33,930	26,526	78.2
Gross profit	$82,972	$85,123	$(2,151)	(2.5)
Gross profit margin	57.8%	71.5%	(13.7)%	(19.2)%
International:
Revenue	$31,225	$46,623	$(15,398)	(33.0)%
Cost of revenue	9,121	4,640	4,481	96.6
Gross profit	$22,104	$41,983	$(19,879)	(47.4)
Gross profit margin	70.8%	90.0%	(19.2)%	(21.3)%
Total:
Revenue	$174,653	$165,676	$8,977	5.4%
Cost of revenue	69,577	38,570	31,007	80.4
Gross profit	$105,076	$127,106	$(22,030)	(17.3)
Gross profit margin	60.2%	76.7%	(16.5)%	(21.5)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended March 31, 2016 and 2015.

Three Months Ended March 31	2016	2015	Change
Cost of revenue	$69,577	$38,570	$31,007
Charge-offs (net of recoveries)	69,995	52,136	17,859
Average combined loans and finance receivables, gross:
Company owned(a)	500,817	356,752	144,065
Guaranteed by Enova(a)(b)	32,627	28,953	3,674
Average combined loans and finance receivables, gross (a)(c)	$533,444	$385,705	$147,739
Ending combined loans and finance receivables, gross:
Company owned	$495,906	$330,275	$165,631
Guaranteed by Enova(b)	27,114	25,355	1,759
Ending combined loans and finance receivables, gross (c)	$523,020	$355,630	$167,390
Ending allowance and liability for losses	$68,886	$52,165	$16,721
Combined originations (d)	$446,838	$401,411	$45,427

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	13.0%	10.0%	3.0%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	13.1%	13.5%	(0.4)%
Gross profit margin	60.2%	76.7%	(16.5)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	13.2%	14.7%	(1.5)%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO programs and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended
	March 31,
	2016	2015
Net Income	$9,863	$24,530
Adjustments (net of tax):
Intangible asset amortization	180	2
Stock-based compensation expense	1,109	1,054
Foreign currency transaction (gain) loss	(884)	581

Adjusted earnings	$10,268	$26,167

Diluted earnings per share	$0.30	$0.74
Adjustments (net of tax):
Intangible asset amortization	0.01	—
Stock-based compensation expense	0.03	0.03
Foreign currency transaction (gain) loss	(0.03)	0.02

Adjusted earnings per share	$0.31	$0.79

Adjusted EBITDA

	Three Months Ended
	March 31,
	2016	2015
Net Income	$9,863	$24,530
Depreciation and amortization expenses	3,987	5,283
Interest expense, net	15,915	13,305
Foreign currency transaction (gain) loss	(1,568)	944
Provision for income taxes	7,639	15,310
Stock-based compensation expense	1,968	1,712

Adjusted EBITDA	$37,804	$61,084

Adjusted EBITDA margin calculated as follows:
Total Revenue	$174,653	$165,676
Adjusted EBITDA	37,804	61,084
Adjusted EBITDA as a percentage of total revenue	21.6%	36.9%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands)

Estimated Adjusted EBITDA For 2016

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended June 30, 2016
	Low	High
	Unaudited
Income from operations	$17,000	$27,000
Depreciation and amortization	4,000	4,000
Stock-based compensation expense	2,000	2,000
Adjusted EBITDA	$23,000	$33,000

	Estimated Results
	Year Ended December 31, 2016
	Low	High
	Unaudited
Income from operations	$97,000	$112,000
Depreciation and amortization	18,000	18,000
Stock-based compensation expense	10,000	10,000
Adjusted EBITDA	$125,000	$140,000

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CONTACT: Public Relations Contact: Caroline Vasquez, Email: media@enova.com, or Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com